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                                                                   Exhibit 5.1



                       [ON WINSTON & STRAWN LETTERHEAD]




                                  April 5, 2001

Argosy Gaming Company
Alton Gaming Company
Argosy of Iowa, Inc.
Argosy of Louisiana, Inc.
Catfish Queen Partnership in Commendam
Centroplex Centre Convention Hotel, L.L.C.
The Indiana Gaming Company
Indiana Gaming Holding Company
Indiana Gaming Company, L.P.
Indiana Gaming II, L.P.
Iowa Gaming Company
Belle of Sioux City, L.P.
Jazz Enterprises, Inc.
The Missouri Gaming Company
219 Piasa Street
Alton, Illinois 62002

                 RE:         REGISTRATION STATEMENT ON FORM S-4
                             OF ARGOSY GAMING COMPANY AND THE
                             SUBSIDIARY GUARANTORS (AS DEFINED BELOW)
Ladies and Gentlemen:

                  We have acted as special counsel to Argosy Gaming Company, a Delaware corporation (the "Company"), and certain of its subsidiaries (the "Subsidiary Guarantors") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission"), relating to the Company's offer to exchange $150 million aggregate principal amount of the Company's 10 3/4% Senior Subordinated Notes due 2009 and the Guarantees (as hereinafter defined) thereof by the Subsidiary Guarantors, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Debt"), for the Company's outstanding 10 3/4% Senior Subordinated Notes due 2009, which were issued and sold in a transaction exempt from registration under the Securities Act (the "Outstanding Debt"), all as more fully described in the Registration Statement. The Exchange Debt will be issued under the Company's indenture, dated as of June 8, 1999, as amended by the First Supplemental Indenture, dated as of February 8, 2001, the Second Supplemental Indenture, dated as of March 2, 2001, and the Third Supplemental Indenture, dated as of March 12, 2001 (as amended and supplemented, the "Indenture"), in each case by and

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April 5, 2001
Page 2

among the Company, the Subsidiary Guarantors named therein, and Bank One Trust Company, NA, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

                  This opinion letter is delivered in accordance with the requirements of Item 601 (b) (5) of Regulation S-K under the Securities Act.

         In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of the Company and each of the Subsidiary Guarantors, as currently in effect; (iii) the By-laws of the Company and each of the Subsidiary Guarantors, as currently in effect; (iv) the Indenture; (v) the form of the Exchange Debt; and (vi) resolutions of the Board of Directors of the Company and each of the Subsidiary Guarantors relating to, among other things, the issuance and exchange of the Exchange Debt for the Outstanding Debt, the issuance of the Guarantees and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The issuance and exchange of the Exchange Debt for the Outstanding Debt and the issuance of the Guarantees have been duly authorized by requisite corporate action on the part of the Company and the Subsidiary Guarantors, respectively.

         2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Exchange Debt is duly executed and authenticated in accordance with the provisions of the Indenture, and (iii) the Exchange Debt shall have been issued and delivered in exchange for the Outstanding Debt pursuant to the terms set forth in the Prospectus, the Exchange Debt and the Guarantees will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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April 5, 2001
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         The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the Exchange Debt.

         We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by
Section 7 of the Securities Act.


                                       Very truly yours,

                                       /s/ Winston & Strawn